Exhibit 99.1

Contacts:

Investors: Kurt Harrington at 703-312-9647 or kharrington@fbr.com

Media: Bill Dixon at 703-469-1092 or bdixon@fbr.com

FBR Reports Net Income of $81.2 Million

for the Second Quarter of 2004

Diluted Earnings per Share increase 11% to $0.48,

versus $0.43 for the Same Period Last Year

Arlington, Va., August 3, 2004 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced net income after tax for the quarter ended June 30, 2004 of $81.2 million, or $0.48 per share (diluted), compared to $58.8 million, or $0.43 per share (diluted), for the second quarter of 2003. Net revenues for the quarter were $178.4 million, up 39% from net revenues of $128.7 million in the second quarter of 2003.

On June 10, 2004, FBR declared a quarterly regular dividend of $0.34 per share and a special dividend of $0.12 per share, paid on July 30, 2004 to shareholders of record as of June 30, 2004. The company earned a total of $170.8 million during the first six months of 2004, or $1.01 per share (diluted), and declared $0.80 per share of total dividends. During the first six months of 2003, the company declared $0.68 per share of total dividends. FBR intends to continue regular quarterly dividends and, to the extent that earnings from the REIT holding company exceed its regular quarterly dividend amount of $0.34 per share, will consider declaring an additional special dividend in December.

“During the first half of 2004 we experienced over 100% revenue growth year-over-year in our taxable subsidiaries. Our overall earnings capability has been enhanced by our growing investor and issuer client bases, as well as the increased recognition of our franchise and brand name.

Our second quarter investment banking revenues of $62 million grew 66% compared to the same period in 2003 and were within our range of expectations for any given quarter. However, these results do demonstrate the quarter to quarter volatility associated with the investment banking business when compared with our first quarter revenues of $91 million.

Importantly, third quarter revenue associated with transactions scheduled to close prior to August 6, 2004 will exceed that of the entire second quarter, and we continue to win new mandates from industry-leading clients and complete transactions from our backlog,” said Eric F. Billings, Co-Chairman and Co-Chief Executive Officer.

Investment Banking

•	FBR’s investment banking operations achieved revenues of $62 million in the second quarter, an increase of 66% over the second quarter of 2003.

•	In the second quarter of 2004, FBR raised $2.6 billion for issuers, including:

o	$445 million in six initial public offerings

o	$1.3 billion in follow-on equity offerings

o	$382 million in private equity placements

o	$500 million in corporate debt and non-convertible preferred securities.

•	During the quarter FBR completed its largest advisory assignment to date, totaling more than $600 million in transaction value.

•	FBR continues to be ranked number one in terms of the after-market performance of its equity underwritings over the trailing five year period ending June 30, 2004.*

•	FBR finished the first half of 2004 as the number six book-running manager of U.S. IPOs.**

•	During the second quarter of 2004 FBR grew its senior investment banking headcount by 14%.

“Our second quarter results reflect many of the strengths of our business model. More importantly, despite what is perceived as a difficult market for real estate related equities, we have already lead-managed over $550 million of real estate-related offerings during the first part of the third quarter and continue to see strong activity in this sector. Additionally, we believe the contributions we experienced in the second quarter from the diversified industrials and technology, media and telecom sectors will continue into the third quarter,” said Emanuel J. Friedman, Co-Chairman and Co-Chief Executive Officer.

Institutional Brokerage and Research

FBR’s institutional brokerage revenues totaled $26.5 million during the second quarter of 2004, an increase of 35% over the second quarter of 2003. Brokerage revenues for the first half of 2004 were almost double those of the comparable 2003 period.

•	Revenues from agency commissions led the growth, increasing 61% from the second quarter of 2003 to $21.1 million.

•	Since March 31, 2004, FBR has increased its institutional broker headcount by 7%.

•	During the second quarter of 2004, the research department of Friedman Billings Ramsey increased its staff of senior analysts by 25%, and now offers independent, value-added equity research on more than 520 companies in eight industry sectors, asset-backed securities (ABS) fixed-income research, as well as Economic and Policy Research, including the work of the Washington Policy Analysis Group.

Asset Management

•	Base management fees were $6.4 million for this quarter versus $5.4 million, an increase of 19% over the corresponding quarter in 2003.

•	In the second quarter of 2004, there was a marked increase in net asset inflows into the alternative asset investment vehicles managed by FBR Investment Management. The net inflows of $91 million for this quarter exceeded the inflows for the entire year of 2003. Total assets under management were $2.2 billion as of June 30, 2004.

Principal Investment

FBR’s principal investing activities achieved revenues net of interest expense of $83.2 million during the quarter that ended on June 30, 2004. This $83.2 million is compared to $62.7 million for the second quarter of 2003 and $83.9 million for the first quarter of this year. The fair market value of FBR’s mortgage-backed securities (MBS) portfolio totaled $12.3 billion on June 30, 2004 and the corresponding repurchase agreement and commercial paper liabilities (including those with Georgetown Funding, a commercial paper conduit administered by FBR) were $11.3 billion. Quarter-end leverage (debt to equity) was 10.7 and average leverage in the MBS portfolio for the second quarter of 2004 was 10.1. The company’s overall leverage was 8.3 on June 30, 2004.

The second quarter environment for FBR’s MBS portfolio was characterized by significantly higher prepayments resulting from falling mortgage rates late in the first quarter. These higher prepayments resulted in yields falling during the second quarter due to increased premium amortization. As rates rose through the second quarter prepayment activity slowed, which FBR anticipates will lead to lower constant prepayment rates (CPR’s) and a stabilization of yields in the third quarter.

•	FBR’s MBS portfolio had a weighted average annual yield of 3.17% and a weighted average financing rate of 1.26% (including the cost of hedging), resulting in a net interest spread of 1.91% for the second quarter of 2004, compared to a net interest spread of 2.03% for the preceding quarter.

•	The second quarter spread was negatively impacted by the average one-month constant prepayment rate (CPR) which was 30.5 for the quarter, up from the 21.6 experienced in the first quarter of 2004.

•	The weighted average remaining premium of FBR’s MBS portfolio was 1.8% on June 30, 2004.

•	At the end of the second quarter, FBR’s MBS portfolio continued to maintain a low effective duration (a measure of interest rate sensitivity) of 1.36.

•	The total value of FBR’s merchant banking portfolio and other long-term investments was $293.2 million as of June 30, 2004. Of this total, $220.8 million was held in the merchant banking portfolio, $59.9 million was held in alternative asset funds, and $12.5 million was held in other long-term investments.
•	FBR recorded $28.8 million of net gains on principal investments during the quarter.

Friedman, Billings, Ramsey Group, Inc. provides investment banking***, institutional brokerage***, asset management, and private client services through its operating subsidiaries and invests in mortgage-backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy, financial services, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Atlanta, Boston, Chicago, Cleveland, Denver, Houston, Irvine, London, New York, Portland, San Francisco, Seattle, and Vienna. For more information, see http://www.fbr.com.

***Friedman, Billings, Ramsey & Co., Inc.

A live webcast of FBR’s conference call will be available at 9:00 a.m. on Wednesday, August 4, 2004 (Eastern Daylight Time) via http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FBR. Replays of the webcast will be available afterward.

Financial data follows.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Quarter ended June 30,
	2004	%	2003	%
REVENUES:
Investment banking:
Underwriting	$37,476	21.0%	$23,975	18.5%
Corporate finance	24,514	13.7%	13,383	10.4%
Institutional brokerage:
Principal transactions	5,426	3.0%	6,576	5.1%
Agency commissions	21,060	11.8%	13,049	10.1%
Asset management:
Base management fees	6,384	3.6%	5,369	4.2%
Incentive allocations and fees	(1,444)	-0.8%	1,471	1.1%
Principal investment:
Interest	86,993	48.7%	49,088	38.1%
Net investment income	28,832	16.2%	31,767	24.7%
Dividends	1,683	0.9%	1,542	1.2%
Other	1,801	1.0%	2,219	1.7%
Total revenues	212,746	119.2%	148,439	115.3%
Interest expense	34,276	19.2%	19,721	15.3%
Revenues, net of interest expense	178,449	100.0%	128,718	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	57,698	32.3%	42,841	33.3%
Business development	8,885	5.0%	7,032	5.5%
Professional services	15,050	8.4%	3,646	2.8%
Clearing and brokerage fees	2,608	1.5%	1,748	1.4%
Occupancy and equipment	3,326	1.9%	2,217	1.7%
Communications	3,442	1.9%	2,228	1.7%
Other operating expenses	5,351	3.0%	4,053	3.1%
Total non-interest expenses	96,360	54.0%	63,765	49.5%

Net income before income taxes	82,089	46.0%	64,953	50.5%

Income tax provision	910	0.5%	6,181	4.8%

Net Income	$81,179	45.5%	$58,772	45.7%

Basic earnings per share	$0.49		$0.43
Diluted earnings per share	$0.48		$0.43

Weighted average shares – basic	167,277		135,467
Weighted average shares – diluted	168,566		136,190

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Six months ended June 30,
	2004	%	2003	%
REVENUES:
Investment banking:
Underwriting	$100,250	25.1%	$32,763	18.6%
Corporate finance	52,851	13.2%	19,102	10.8%
Institutional brokerage:
Principal transactions	11,445	2.9%	10,327	5.8%
Agency commissions	50,197	12.6%	20,586	11.7%
Asset management:
Base management fees	12,919	3.2%	13,060	7.4%
Incentive allocations and fees	1,221	0.3%	6,986	4.0%
Principal investment:
Interest	175,977	44.1%	49,088	27.8%
Net investment income	55,441	13.9%	37,311	21.1%
Dividends	2,655	0.7%	1,542	0.9%
Other	3,126	0.8%	7,213	4.1%
Total revenues	466,082	116.8%	197,978	112.1%
Interest expense	66,923	16.8%	21,367	12.1%
Revenues, net of interest expense	399,159	100.0%	176,611	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	132,587	33.2%	67,645	38.3%
Business development	25,423	6.4%	10,006	5.7%
Professional services	25,214	6.3%	6,551	3.7%
Clearing and brokerage fees	5,381	1.3%	2,980	1.7%
Occupancy and equipment	6,230	1.6%	4,416	2.5%
Communications	6,384	1.6%	4,437	2.5%
Other operating expenses	11,322	2.8%	7,057	4.0%
Total non-interest expenses	212,541	53.2%	103,092	58.4%

Net income before income taxes	186,618	46.8%	73,519	41.6%

Income tax provision	15,800	4.0%	9,024	5.1%

Net income	$170,818	42.8%	$64,495	36.5%

Basic earnings per share	$1.02		$0.70
Diluted earnings per share	$1.01		$0.69

Weighted average shares – basic	166,678		91,502
Weighted average shares – diluted	168,462		92,821

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Financial & Statistical Supplement—Operating Results (unaudited)

(Dollars in thousands, except per share data)

	YTD 2004	Q-2 04	Q-1 04	YTD 2003
Revenues
Investment banking:
Underwriting	$100,250	$37,476	$62,774	$117,296
Corporate finance	52,851	24,514	28,337	144,086
Institutional brokerage:
Principal transactions	11,445	5,426	6,019	23,965
Agency commissions	50,197	21,060	29,137	50,178
Asset management:
Base management fees	12,919	6,384	6,535	24,782
Incentive income	1,221	(1,444)	2,665	13,959
Principal investment:
Interest	175,977	86,993	88,984	165,898
Net investment income	55,441	28,832	26,609	70,619
Dividends	2,655	1,683	972	4,078
Other	3,126	1,801	1,325	13,664
Total revenues	466,082	212,725	253,357	628,525
Interest expense	66,923	34,276	32,647	68,995
Revenues, net of interest expense	399,159	178,449	220,710	559,530

Non-interest expenses
Compensation and benefits	132,587	57,698	74,889	226,389
Business development	25,423	8,885	16,538	21,416
Professional services	25,214	15,050	10,164	21,628
Clearing and brokerage fees	5,381	2,608	2,773	7,014
Occupancy & equipment	6,230	3,326	2,904	9,585
Communications	6,384	3,442	2,942	10,574
Other operating expenses	11,322	5,351	5,971	16,919
Total non-interest expenses	212,541	96,360	116,181	313,525

Net income before taxes	186,618	82,089	104,529	246,005

Income tax provision	15,800	910	14,890	44,591

Net income	$170,818	$81,179	$89,639	$201,414

Net income before taxes as a percentage of net revenue	46.8%	46.0%	47.4%	44.0%

ROE (annualized)	22.9%	20.8%	22.1%	22.4%

Total shareholders’ equity	$1,431,345	$1,431,345	$1,685,673	$1,554,339

Basic earnings per share	$1.02	$0.49	$0.54	$1.68
Diluted earnings per share	$1.01	$0.48	$0.54	$1.63

Ending shares outstanding (in thousands)	166,632	166,632	165,623	165,189
Book value per share	$8.59	$8.59	$10.18	$9.41
Gross assets under management (in millions)
Managed accounts	$160.3	$160.3	$78.8	$60.6
Hedge & offshore funds	370.1	370.1	435.4	344.2
Mutual funds	1,612.2	1,612.2	1,897.4	1,661.5
Private equity and venture capital funds	110.6	110.6	76.5	72.2
Total	$2,253.2	$2,253.2	$2,488.1	$2,138.5

Net assets under management (in millions)
Managed accounts	$160.3	$160.3	$78.8	$60.6
Hedge & offshore funds	366.7	366.7	350.5	286.7
Mutual funds	1,606.9	1,606.9	1,874.0	1,649.6
Private equity and venture capital funds	88.8	88.8	70.4	64.3
Total	$2,222.7	$2,222.7	$2,373.7	$2,061.2

Productive assets under management (in millions)
Managed accounts	$160.3	$160.3	$78.8	$60.6
Hedge & offshore funds	366.7	366.7	350.5	286.7
Mutual funds	1,606.9	1,606.9	1,874.0	1,649.6
Private equity and venture capital funds	153.8	153.8	131.2	130.7
Total	$2,287.7	$2,287.7	$2,434.5	$2,127.6

Employee count	626	626	549	494

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Financial & Statistical Supplement—Operating Results (unaudited)

(Dollars in thousands, except per share data)

	Q-4 03	Q-3 03	Q-2 03	Q-1 03
Revenues
Investment banking:
Underwriting	$47,015	$37,518	$23,975	$8,788
Corporate finance	73,347	51,637	13,383	5,719
Institutional brokerage:
Principal transactions	7,089	6,549	6,576	3,751
Agency commissions	16,447	13,145	13,049	7,537
Asset management:
Base management fees	6,120	5,602	5,369	7,691
Incentive income	5,424	1,549	1,471	5,515
Principal investment:
Interest	69,961	46,849	49,088	—
Net investment income	15,130	18,178	31,767	5,544
Dividends	1,278	1,258	1,542	—
Other	3,776	2,675	2,219	4,994
Total revenues	245,587	184,960	148,439	49,539
Interest expense	24,656	22,972	19,721	1,646
Revenues, net of interest expense	220,931	161,988	128,718	47,893

Non-interest expenses
Compensation and benefits	91,239	67,505	42,841	24,804
Business development	6,589	4,821	7,032	2,974
Professional services	8,570	6,507	3,646	2,905
Clearing and brokerage fees	1,977	2,057	1,748	1,232
Occupancy & equipment	2,743	2,426	2,217	2,199
Communications	3,168	2,969	2,228	2,209
Other operating expenses	5,603	4,259	4,053	3,004
Total expenses	119,889	90,544	63,765	39,327

Net income before taxes	101,042	71,444	64,953	8,566

Income tax provision	21,084	14,483	6,181	2,843

Net income	$79,958	$56,961	$58,772	$5,723

Net income before taxes as a percentage of net revenue	45.7%	44.1%	50.5%	17.9%

ROE (annualized)	24.4%	20.7%	21.9%	3.6%

Total shareholders’ equity	$1,554,339	$1,068,153	$1,136,093	$1,011,647

Basic earnings per share	$0.50	$0.42	$0.43	$0.12
Diluted earnings per share	$0.49	$0.41	$0.43	$0.12

Ending shares outstanding (in thousands)	165,189	136,180	136,087	131,576

Book value per share	$9.41	$7.84	$8.35	$7.69

Gross assets under management (in millions)
Managed accounts	$60.6	$63.8	$69.6	$818.8
Hedge & offshore funds	344.2	253.4	237.8	239.7
Mutual funds	1,661.5	1,497.7	1,424.1	1,199.5
Private equity and venture capital funds	72.2	73.6	69.8	77.5
Total	$2,138.5	$1,888.5	$1,801.3	$2,335.5

Net assets under management (in millions)
Managed accounts	$60.6	$63.8	$69.6	$82.7
Hedge & offshore funds	286.7	226.2	199.2	160.8
Mutual funds	1,649.6	1,486.1	1,414.9	1,194.2
Private equity and venture capital funds	64.3	63.4	64.5	70.0
Total	$2,061.2	$1,839.5	$1,748.2	$1,507.7

Productive assets under management (in millions)
Managed accounts	$60.6	$63.8	$69.6	$818.8
Hedge & offshore funds	286.7	226.2	199.2	160.8
Mutual funds	1,649.6	1,486.1	1,414.9	1,194.2
Private equity and venture capital funds	130.7	171.3	170.8	336.1
Total	$2,127.6	$1,947.4	$1,854.5	$2,509.9

Employee count	494	479	500	493

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

ASSETS	30-Jun-04	31-Dec-03
Cash and cash equivalents	$140,941	$92,688
Receivables	146,491	67,295
Investments:
Mortgage-backed securities, at fair value	12,272,924	10,551,570
Long-term investments	293,158	379,002
Reverse repurchase agreements	225,507	—
Trading securities, at market value	33,416	4,932
Due from clearing broker	8,985	89,940
MMA acquired management contracts	15,068	16,090
Goodwill	108,013	108,013
Building, furniture, equipment and leasehold improvements, net	9,282	6,969
Other assets	45,097	12,086
Total assets	$13,298,882	$11,328,585

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Trading account securities sold short, at market value	$4,702	$9,525
Repurchase agreements	6,994,707	5,095,676
Commercial paper	4,575,890	4,392,965
Dividends payable	77,345	56,744
Interest payable	9,203	6,188
Accrued compensation and benefits	86,430	100,901
Accounts payable, accrued expenses and other liabilities	41,972	58,058
Long-term debt	77,288	54,189
Total liabilities	11,867,537	9,774,246

Shareholders’ equity:
Common stock, 168,452 and 166,893 shares	1,685	1,669
Additional paid-in capital	1,474,590	1,443,228
Employee stock loan receivable including accrued interest (717 and 1,290 shares)	(4,735)	(8,277)
Deferred compensation	(17,902)	(2,203)
Accumulated other comprehensive (loss)/income	(118,573)	60,505
Retained earnings	96,280	59,417
Total shareholders’ equity	1,431,345	1,554,339

Total liabilities and shareholders’ equity	$13,298,882	$11,328,585

Book Value per Share	$8.59	$9.41

Shares Outstanding	166,632	165,189

*Source: Dealogic. Relates to all public U.S. equity transactions [initial public offerings and secondaries/follow-ons, excluding closed-end funds] and all industries. Transactions and performance priced through 6/30/04. Non-weighted average aftermarket performance. Ranked among lead-managing underwriters of more than 50 transactions for the five-year period.

**Source: Dealogic.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

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